Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

HSBC Finance Corporation

We consent to the incorporation by reference in the registration statements (No. 333-138404 and No. 333-138404-01) on Form S-3 of HSBC Private Label Credit Card Master Note Trust (USA) I of our attestation report dated March 16, 2009 with respect to HSBC Finance Corporation’s (the Company) assessment of compliance with the servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission’s Regulation AB applicable to the servicing of asset backed securitization transactions secured by private label credit card receivables, except for the criteria set forth in Sections 1122(d)(1)(ii), 1122(d)(1)(iii), 1122(d)(2)(i), 1122(d)(2)(iii), 1122(d)(2)(vi), 1122(d)(3)(i)(D), 1122(d)(4)(i), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii), 1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), 1122(d)(4)(xiv), and 1122(d)(4)(xv), which the Company has determined are not applicable to the Company’s activities, as of and for the year ended December 31, 2008. Our attestation report appears in the December 31, 2008 annual report on Form 10-K of HSBC Private Label Credit Card Master Note Trust (USA) I.

/s/ KPMG LLP

Chicago, Illinois

March 25, 2009